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                                                                    EXHIBIT 3.35

                                 STATE OF ALASKA

                DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT

                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

I certify that the attached 6 pages are true copies of records on file with the Department of Community and Economic Development, Division of Banking, Securities, and Corporations.

                                                  Edgar Blatchford
                                                  Commissioner

[SEAL]                                            Certified by: /s/ Joy West
                                                                ----------------

                                                  Date: 8/15/03
                                                        ------------------------
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                                 STATE OF ALASKA
                DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

                                   CERTIFICATE
                                       OF
                                  INCORPORATION

                              BUSINESS CORPORATION

The undersigned, as Commissioner of Community and Economic Development of the State of Alaska, hereby certifies that Articles of Incorporation of

                       ACS OF FAIRBANKS LICENSE SUB, INC.

have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Community and Economic Development, and by virtue of the authority vested in me by law, hereby issues this Certificate of Incorporation and attaches hereto the original copy of the Articles of Incorporation.

                            IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on AUGUST 11, 2000

                            /s/ Deborah B. Sedwick
                            -------------------------
                            Deborah B. Sedwick
                            Commissioner of Community
                            and Economic Development

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                                                      Filed for Record
                                                       State for Alaska

                                                         AUG 11 2000

                                                   Department of Community
                                                   And Economic Development

                            ARTICLES OF INCORPORATION

                                       OF

                       ACS OF FAIRBANKS LICENSE SUB, INC.
                  (An Alaska Business Corporation Incorporated
             Under the Alaska Corporations Code: AS 10.06 Et Seq.)

              The undersigned, a citizen of the State of Alaska and natural person of the age of eighteen years or more, acting as incorporator of this Corporation under the Alaska Corporations Code (Alaska Statute 10.06 et seq.), does hereby adopt the following Articles of incorporation for such Corporation:

         ARTICLE I. CORPORATE NAME

              The name of the Corporation shall be ACS OF FAIRBANKS LICENSE SUB, INC. (hereinafter referred to as the "Corporation").

         ARTICLE II. CORPORATE EXISTENCE

              The Corporation shall have perpetual duration.

         ARTICLE III. PURPOSES AND POWERS

              The purpose for which this Corporation is organized is to hold telecommunications licenses issued by the Federal Communications Commission for an affiliated company engaged in the business of providing telecommunications services and equipment, and any other lawful act, business, trade, or activity for which corporations may be organized under the Alaska Corporations Code.

              The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the Corporation.

         ARTICLE IV. ALIEN AFFILIATES

              There are no alien affiliates of this Corporation.

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         ARTICLE V. SHARES

              The aggregate number of shares which the Corporation may issue shall be one thousand (1,000) shares of common stock.

         ARTICLE VI. REGISTERED OFFICE AND AGENT

              The name of the Corporation's initial registered agent and the address of the initial registered office is:

                          CT Corporation
                          801 West 10th Street, Suite 300
                          Juneau, Alaska 99801

         ARTICLE VII. DIRECTORS

              The number of Directors constituting the Board of Directors of the Corporation shall be determined in accordance with the provisions of the Alaska Corporations Code and set out in the Bylaws of the Corporation.

         ARTICLE VIII. DIRECTOR LIABILITY

              Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for acts or omissions that occur after the effective date of these Articles of Incorporation for the breach of their fiduciary duty as a Director; provided, however, that such exemption from liability shall not apply to (i) a breach of a Director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit.

         ARTICLE IX. BYLAW AMENDMENTS

              The Bylaws of the Corporation may be adopted, amended, or repealed, in the manner prescribed by law, by approval of the Board of Directors, except as otherwise provided by law.

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         ARTICLE X. INCORPORATOR

              The name and address of the incorporator of this Corporation is as follows:

                                   Michelle Bittner
                                   Alaska Communications Systems
                                   510 L Street, Suite 500
                                   Anchorage, Alaska  99501
                                   Telephone: (907) 297-3087
                                   Facsimile: (907) 297-3153

              IN WITNESS WHEREOF, the undersigned, being the sole original incorporator hereinabove named, has executed these Articles of Incorporation this 9th day of August, 2000.

                                                            /s/ Michelle Bittner
                                                            --------------------
                                                            Michelle Bittner

                                  VERIFICATION

              I, Michelle Bittner, say on oath or affirm that I have read the foregoing Articles of Incorporation of ACS OF FAIRBANKS LICENSE SUB, INC., and believe all statements made in such Articles of Incorporation are true.

              DATED this 9th day of August, 2000, at Anchorage, Alaska.

                                                            /s/ Michelle Bittner
                                                            --------------------
                                                            Michelle Bittner

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              SUBSCRIBED AND SWORN TO before me this 9th day of August, 2000, at
Anchorage, Alaska.

                                                  /s/ Tiffany L. Dunn
                                                  ------------------------------
                                                  Notary Public for Alaska
                                                  My commission expires: 11-3-02

                     THE S.I.C. Code for this Corporation is

                         4810 - Telephone Communications

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                                                               [ACS LOGO]

August 9, 2000

Division of Corporations
Department of Community and Economic Development
State of Alaska
P. O. Box 110808
Juneau, Alaska 99811-0808

         Re: Articles of Incorporation for ACS of Alaska License Sub, Inc., ACS of Anchorage License Sub, Inc., ACS of Fairbanks License Sub, Inc., ACS of the Northland License Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance License Sub, Inc. and ACS Television License Sub, Inc.

Dear Sir or Madam:

         I am the Assistant Secretary for the following existing Alaska corporations: ACS of Alaska, Inc., ACS of Fairbanks, Inc., ACS of the Northland, Inc., ACS Long Distance, Inc. and ACS Wireless, Inc. In addition, I am the Assistant Secretary for the following existing foreign corporations that may or may not be registered with the State of Alaska: ACS of Anchorage, Inc., ACS Internet, Inc., Alaska Communications Systems Holdings, Inc. and Alaska Communications Systems Group, Inc.

         Enclosed please find Articles of Incorporation to incorporate the following new corporations: ACS of Alaska License Sub, Inc., ACS of Anchorage License Sub, Inc., ACS of Fairbanks License Sub, Inc., ACS of the Northland License Sub, Inc., ACS Wireless License Sub, Inc., ACS Long Distance License Sub, Inc. and ACS Television License Sub, Inc. The businesses of the new corporations will be similar to the businesses of the existing corporations and all of the corporations are affiliated and part of the same corporate group. Therefore, please be advised that the existing corporations consent to the use of names that are similar to their own by the new corporations, including to use of the name "ACS" by the new corporations.

         Please don't hesitate to contact me if you have any questions or need any additional information, call if there are any questions or concerns about this transaction.

                                           Sincerely,

                                           /s/  Michelle S. Bittner

                                           Michelle S. Bittner
                                           Assistant Secretary & Senior Attorney

Enclosures